UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 1, 2008 (November 25, 2008)
Date of Report (Date of earliest event reported)

CARE INVESTMENT TRUST INC.
(Exact name of registrant as specified in its charter)

Maryland	001-33549	38-3754322
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

505 Fifth Avenue, 6th Floor, New York, New York	10017
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (212) 771-0505
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events
SIGNATURES

Item 8.01	Other Events.
     On November 25, 2008, Care Investment Trust Inc. (the “Company”) agreed to repurchase 1,000,000 shares of the Company’s common stock from GoldenTree Asset Management LP at $8.33 per share pursuant to the Company’s previously announced share repurchase program. After completion of the repurchase of common stock from GoldenTree, the Company has approximately $34.1 million in cash and cash equivalents.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 1, 2008

CARE INVESTMENT TRUST INC.
By:	/s/ F. Scott Kellman
	Name:	F. Scott Kellman
	Title:	Chief Executive Officer and President

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